Exhibit 3.05

The Companies Act 1985

Company limited by shares

Articles of Association

of

Portola Limited

1.	Preliminary

The Company is a Private Company and, subject as provided in these Articles and except where the same are varied or excluded by or are inconsistent with these Articles, the regulations contained in Table A in the Schedule to the Companies (Tables A to F) “Regulations” 1985 as amended (“Table A”) shall apply to the Company and shall be deemed to form part of these Articles. References in these Articles to Regulations are to regulations in Table A unless otherwise stated.

2.	Definitions

In these Articles, unless the context otherwise requires, the following words have the following meanings:

“the Act”	the Companies Act 1985 but so that any reference in these Articles to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force;

“these Articles”	these Articles of Association in their present form or as from time to time altered;

“the Board”	the board of Directors of the Company or a duly authorised committee of it or the Directors present at a meeting of the board of Directors of the Company or a duly authorised committee of it, in each case at which a quorum is present;

“communication”	includes a communication comprising sounds or images or both and a communication effecting a payment;

“Director”	a director of the Company;

“electronic communication”	a communication transmitted (whether communication” from one person to another, from one device to another or from a person to a device or vice versa):

(a)	by means of a telecommunication system (within the meaning of the Telecommunications Act 1984); or

(b)	by any other means but while in electronic form;

“Member”	a member of the Company; and

“paid up”	paid up or credited as paid up.

3.	Share capital

The share capital of the Company at the date of the Company’s incorporation is £1,000 divided into 1,000 Ordinary Shares of £1 each.

4.	Shares

4.1	The Board is generally and unconditionally authorised for the purposes of Section 80 of the Act to exercise any power of the Company to allot relevant securities (as defined in that Section) to such persons, on such terms and in such manner as it thinks fit, up to an aggregate nominal amount of £1,000 at any time or times during the period of 5 years from the date of the Company’s incorporation.

4.2	The authority contained in Article 4.1 shall enable the Board to allot relevant securities after the expiry of this period of 5 years pursuant to an offer or agreement made by the Company before the expiry of this period.

4.3	All unissued shares or securities of the Company not comprising relevant securities shall be at the disposal of the Board who may allot, grant options over or otherwise dispose of them to such persons, at such times, and on such terms as it thinks proper.

4.4	Pursuant to Section 91 of the Act, sub-section (1) of Section 89 and sub-sections (1) to (6) inclusive of Section 90 of the Act shall be excluded from applying to the Company.

5.	Lien

Notwithstanding anything contained in these Articles, the Company and the Directors shall not be entitled to exercise any lien which the Company has in respect of its shares (whether fully or partly paid). Regulation 8 shall not apply to the Company.

6.	Forfeiture

The liability of any Member in default of payment of a call shall, if the Board so directs, also include any costs and expenses suffered or incurred by the Company in respect of such non-payment and the powers conferred on the Board by Regulation 18 and the provisions of Regulation 21 shall be extended accordingly.

7.	Transfer of shares

7.1	Notwithstanding anything contained in these Articles, the Directors shall not decline to register any transfer of shares, whether or not fully paid, nor may they suspend any registration thereof where such transfer:

(a)	is to any bank or institution to which shares have been charged by way of security or to any nominee of such a bank or institution (a “Secured Institution”); or

(b)	is delivered to the Company for registration by a Secured Institution or its nominee in order to perfect its security over the shares; or

(b)	is executed by a Secured Institution or its nominee pursuant to the power of sale or other power under such security.

7.2	Furthermore, notwithstanding anything to the contrary contained in these Articles:

(a)	no transferor or proposed transferor of any shares in the Company to a Secured Institution and no Secured Institution shall as transferor or proposed transferor be required to offer to the shareholders for the time being of the Company or any of them the shares which are or are to be transferred; and

(b)	no shareholder for the time being of the Company shall have any right under the Articles or otherwise howsoever to require shares which are the subject of a transfer or proposed transfer referred to in 7.2 (a) above to be transferred to them whether for consideration or not.”

7.3	Regulation 24 shall not apply to the Company.

8.	Transmission of shares

The Board may at any time give notice requiring any person entitled to a share by reason of the death or bankruptcy of the holder of it to elect either to be registered himself in respect of the share or to transfer the share and if the notice is not complied with within 60 days the Board may thereafter withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with. Regulation 31 shall be modified accordingly.

9.	Proceedings at general meetings

9.1	No business shall be transacted at any meeting unless a quorum is present at the time when the meeting proceeds to business. Subject to Article 9.2, two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum.

9.2	If the company has only one member, that sole member present in person or by proxy shall constitute a quorum.

9.3	If within half an hour from the time appointed for a general meeting, a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case, it shall stand adjourned to the same day in the next week at the same time and place or to such time and place as the Board may determine. If a quorum is not present at any such adjourned meeting within half an hour from the time appointed for that meeting, the meeting shall be dissolved.

9.4	Regulations 40 and 41 shall not apply to the Company.

9.5	A poll may be demanded at any general meeting by any member present in person or by proxy and entitled to vote. Regulation 46 shall be modified accordingly.

10.	Delegation of Directors’ powers

10.1	Any committee of the Board may consist of one or more co-opted persons other than Directors on whom voting rights may be conferred as members of the committee but so that: the number of co-opted members shall be less than one-half of the total number of members of the committee; and

10.2	no resolution of the committee shall be effective unless a majority of the members of the committee present at the meeting are Directors.

Regulation 72 shall be modified accordingly.

11.	Appointment and retirement of Directors

11.1	The minimum number of Directors shall be one. The Quorum for the transaction of the business of the Directors may be fixed by the Board and unless so fixed at any other number shall be one. In the event of there being a sole Director, he shall have all the powers and be subject to all the provisions herein conferred on the Directors and he or any alternate Director appointed by him shall alone constitute a quorum at any meeting of the Board. Regulations 64, 89 and 90 shall be modified (and all other Regulations in these Articles relating to Directors shall be construed) accordingly.

11.2	The Directors shall not be subject to retirement by rotation and accordingly:

(a)	Regulations 73 to 75 inclusive, Regulation 80 and the last sentence of Regulation 84 shall not apply to the Company;

(b)	Regulation 76 shall apply but with the deletion of the words “other than a director retiring by rotation”;

(c)	Regulation 77 shall apply but with the deletion of the words in brackets “(other than a director retiring by rotation at the meeting)”;

(d)	Regulation 78 shall apply but with the deletion of the words “and may also determine the rotation in which any additional directors are to retire”; and

(e)	Regulation 79 shall apply but with the deletion of the second and third sentences of it.

11.3	In any case where as the result of death or deaths the Company has no members and no Directors the personal representatives of the last member to have died shall have the right by notice in writing to appoint a person to be a Director of the Company and such appointment shall be as effective as if made by the Company in General meeting. For the purpose of this article, where two or more members die in circumstances rendering it uncertain which of them survived the other or others, the members shall be deemed to have died in order of seniority, and accordingly the younger shall be deemed to have survived the elder.

11.4	For the avoidance of doubt, to the extent permitted by law, the Directors may give any form of financial assistance (as defined in Section 152, Companies Act 1985), directly or indirectly, for the purpose of, or in connection with, any acquisition or proposed acquisition of shares in the Company and/or any holding company of the Company and/or any reduction or discharge of a liability incurred by any person for the purpose of such an acquisition.

12.	Directors

12.1	The Directors shall be entitled to such remuneration (if any) by way of fee as shall from time to time be determined by the Company in General Meeting. Unless and until so determined, remuneration shall be at such rate, not exceeding £10,000 per annum for each Director, as the Board shall from time to time determine. Such remuneration shall be deemed to accrue from day to day. An alternate Director may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointor as his appointor may by notice in writing to the Company from time to time direct. The Directors (including alternate Directors) shall also be entitled to be paid their reasonable travelling, hotel and other expenses of attending and returning from meetings of the Company or otherwise incurred while engaged on the business of the Company or in the discharge of their duties. The end of the first sentence of Regulation 66 shall be modified accordingly and Regulations 82 and 83 shall not apply to the Company.

12.2	Any Director who, by request, performs special services or goes or resides abroad for any purpose of the Company or who otherwise performs services which, in the opinion of the Board, are outside the scope of the ordinary duties of a Director shall receive such extra remuneration by way of salary, percentage of profits or otherwise as the Board may determine, which shall be charged as part of the Company’s ordinary working expenses.

12.3	Subject to the provisions of the Act and provided that he has disclosed to the Directors the nature and extent of any material interest of his, a Director notwithstanding his office:

(a)	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is in any way interested;

(b)	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is in any way interested;

(c)	may, or any firm or company of which he is a member or director may, act in a professional capacity for the Company or any body corporate in which the Company is in any way interested;

(d)	shall not, by reason of his office, be accountable to the Company for any benefit which he derives from such office, service or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit; and

(e)	shall be entitled to vote and be counted in the quorum on any matter concerning paragraphs (a) to (d).

12.4	For the purposes of Article 12.3:

(a)	a general notice to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified;

(b)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his; and

(c)	an interest of a person who is, for any purpose of the Act (excluding any statutory modification not in force when this Article becomes binding on the Company), connected with a Director shall be treated as an interest of the Director and, in relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

Regulations 85, 86 and 94 to 97 inclusive shall not apply to the Company.

13.	Proceedings of Directors

An alternate director who is himself a Director and/or who acts as an alternate director for more than one Director shall be entitled, in the absence of his appointor(s), to a separate vote or votes on behalf of his appointor(s) in addition (if he is himself a director) to his own vote. Regulation 88 shall be modified accordingly.

14.	Board Meetings

14.1	A person in communication by electronic means with the chairman and with all other parties to a meeting of the directors or of a committee of the directors shall be regarded for all purposes as personally attending such a meeting provided that but only for so long as at such a meeting he has the ability to communicate interactively and simultaneously with all other parties attending the meeting including all persons attending by electronic means.

14.2	A meeting at which one or more of the directors attends by electronic means is deemed to be held at such place as the directors shall at the said meeting resolve. In the absence of a resolution as aforesaid, the meeting shall be deemed to be held at the place, if any, where a majority of the directors attending the meeting are physically present, or in default of such a majority, the place at which the chairman of the meeting is physically present.

14.3	In this Article ‘electronic’ means actuated by electric, magnetic, electro-magnetic, electro-chemical or electro-mechanical energy and ‘by electronic means’ means by any manner only capable of being so actuated.

15.	Notices

A notice served by post shall be deemed to be given at the expiration of 24 hours (or, where second class mail is employed, 48 hours) after the time when the cover containing it is posted and in the case of a notice contained in an electronic communication at the expiration of 48 hours after the time it was sent. The second sentence of Regulation 115 shall not apply to the Company.

16.	Indemnity

Subject to the provisions of the Act but without prejudice to any indemnity to which a Director may otherwise be entitled, every Director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution of his duties or in relation to them including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company. Regulation 118 shall not apply to the Company.